Exhibit 4.1

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BEFORE ________ (PACIFIC STANDARD TIME) ON ___________.

Amarok Resources, Inc
30021 Tomas Street
Suite 300
Rancho Santa Margarita, CA 92688

(Incorporated under the laws of Nevada)

WARRANT CERTIFICATE NO. ________	SERIES “____” SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received______________________  (hereinafter called the “holder”) is entitled to subscribe for and purchase _____________ fully paid and non-assessable Common Shares (the “Common Shares”) in the capital of Amarok Resources, Inc. (hereinafter called the “Company”) at any time prior to 4:00 p.m. (Pacific Standard Time) on ________________, at the price of USD $0.75 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights to acquire Common Shares, of the Company granted by this Warrant Certificate may be exercised by the holder, in whole or in part (but not as to a fractional Common Share), by:

(a)	completing in the manner indicated and executing the attached subscription form for that number of Common Shares to which the holder is entitled and desires to purchase;

(b)	surrendering this Warrant Certificate at the office of the Company at 30021 Tomas Street, Suite #300, Rancho Santa Margarita CA 92688; and

(c)
paying the appropriate subscription price of the number of Common Shares for which Warrants (as hereinafter defined) are then exercised by a certified cheque, bank draft or wire transfer payable to or to the order of the Company.

In the event of any exercise of the rights represented by this Warrant Certificate, certificates (the “Share Certificates”) for the Common Shares so purchased shall be delivered to the holder as soon as practicable after delivery of the subscription form, surrender of this Warrant Certificate and payment of the purchase price and, unless the Warrants have expired, a new Warrant Certificate (“New Warrant Certificate”) granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants shall not then have been exercised shall also be issued to the holder at such time.

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If the rights represented by this Warrant Certificate are exercised the Share Certificates shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF”

The Company covenants and agrees that all Common Shares which may be issued upon the due exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

The following are the terms and conditions referred to in this Warrant Certificate:

1.
Upon the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital stock of the Company, or the merger, amalgamation or other corporate combination of the Company with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued Common Shares and such issued Common Shares are cancelled (“Fundamental Changes”), then at the time of any exercise of the Warrants taking place after such Fundamental Changes, and in lieu of issuing the Common Shares which, but for such Fundamental Changes and this provision, would have been issued upon such exercise, the Company or its successor shall issue instead such number of new securities as would have been delivered as a result of the Fundamental Changes in exchange for those Common Shares which the holder would have been entitled to receive upon such exercise if such exercise had occurred prior to the occurrence of the Fundamental Changes;

2.	In case at any time:

(a)	the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c)
there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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then, and in any one or more of such cases, the Company shall give to the holder, at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or pro rata offer, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place.  Each such notice shall be given by first class registered mail, registered postage prepaid, addressed to the holder at the address of the holder as shown on the books of the Company.

3.           Nothing contained herein shall confer on the holder any right to subscribe for or purchase shares in the capital of the Company at any time subsequent to 4:00 p.m. (Pacific Standard Time) on _______________________ and from and after such time, this Warrant and all rights hereunder shall be void and of no value.

4.           If this Warrant is stolen, lost, mutilated or destroyed the Company may, on such reasonable terms as to indemnity or otherwise as it may in its discretion impose, issue a replacement Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

5.           The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

6.           Time shaft be of the essence.

7.           This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

8.           This Warrant Certificate shall not be valid for any purpose whatever until it has been signed by the Corporation.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed this____ day of __________ 2010.

Amarok Resources, Inc. Per: ____________________________________________________

SUBSCRIPTION FORM

To:     Amarok Resources, Inc.

The undersigned holder of the within Warrant Certificate hereby subscribes for                        common shares (“Common Shares”) in the capital of Amarok Resources, Inc. (the “Company”) referred to in the Warrant Certificate according to the conditions thereof and herewith makes payment of the purchase price for the said number of Common Shares.

Dated this           day of                                  , 20_____.

(Signature of Holder)

INSTRUCTIONS FOR SUBSCRIPTION

The above form of subscription is to be signed by the holder named in the enclosed Warrant Certificate.  Signature to the subscription as signed by the registered holder must correspond in every particular with the name written upon the face of the Warrant Certificate.

Any signature may be by an agent or attorney if the authority of the agent or attorney to sign is proven to the satisfaction of the Company.

This form of subscription must be signed and accompanied by the Warrant Certificate and payment in United States funds of the subscription price specified in the within Warrant Certificate in cash or by certified cheque, bank draft or money order payable to the Company and must be surrendered at the office of the Company, 30021 Tomas Street Suite 300, Rancho Santa Margarita CA 92688 on or before 4:00 pm (Pacific Standard Time) on ______________________________, at which time the rights to subscribe will expire.

No fraction of warrants may be bought or sold.  Certificates for common shares subscribed for will be delivered as soon as practicable after subscription

Upon surrender and payment, the Company will issue to the person named in the subscription form the number of common shares subscribed for and such persons will be shareholders of the Company in respect of the common shares as at the date of surrender and payment. As soon as practicable after surrender and payment the Company will mail to such persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the common shares subscribed for.  If the holder subscribes for a lesser number of common shares than the number of common shares referred to in this Warrant Certificate, the holder shall be entitled to receive a farther warrant in respect of common shares referred to in this Warrant Certificate, but not subscribed for.